Exhibit 99.1

Prospect Capital Agrees to Acquire Patriot Capital for $197 Million, or 54% of Equity Book Value

NEW YORK, NY--(Marketwire - August 03, 2009) - Prospect Capital Corporation (NASDAQ: PSEC) ("Prospect") announced today that it has entered into a definitive agreement to acquire Patriot Capital Funding, Inc. (NASDAQ: PCAP) ("Patriot").

Prospect is acquiring Patriot for $197 million, comprised of (a) cash to repay all Patriot debt, anticipated to be $110.5 million when the acquisition closes, plus (b) Prospect shares exchanged at a ratio of approximately 0.3992 Prospect shares for each Patriot share, or 8,616,467 Prospect shares for 21,584,251 Patriot shares, with such exchange ratio decreased by any tax distributions Patriot may declare before closing.

The acquisition, unanimously approved by both of Prospect's and Patriot's Board of Directors, is expected to close in the next 60 days. The acquisition is subject to Patriot stockholder approval and other customary closing conditions. Patriot's shareholders will own 15% of Prospect's outstanding shares pro forma for the acquisition, so Prospect shareholder approval is not required.

Prospect believes the benefits of the acquisition for its shareholders include, but are not limited to:

-- Accretion: Prospect expects the Prospect shares issued to generate 64 cents per share per quarter of net investment income, which would be accretive to Prospect at 10 cents per share per quarter across all Prospect shares pro forma for the acquisition. Prospect expects to generate a more than 20% IRR and 2x cash-on-cash return on the Patriot acquisition.

-- Attractive Price: Prospect is acquiring Patriot for 63% of asset cost, 75% of asset book value, and 54% of equity book value. Purchases of assets below book value, if such assets have existing leverage, imply even greater discounts to equity book value. Prospect's purchase price, assuming Prospect has to pay 100 cents on the dollar for the debt financed portion of the Patriot portfolio, translates into 54 cents on the dollar for the equity portion.

-- Synergy: Because Patriot has been in default without forbearance from its lenders, creating a risk of lender foreclosure eliminating Patriot equity value, and because Patriot has ceased its dividend, Patriot's stock price has traded at significant discounts to net asset value. Prospect's acquisition, which pays off Patriot's existing debt, enables both a premium to the Patriot share price as well as a discount to Patriot net asset value, unlocking value for mutual shareholder benefit.

-- Scale: With this acquisition, Prospect's gross assets increase by more than 35% and equity capitalization increases by more than 14% without incurring underwriting costs associated with a stock offering. Prospect expects this greater scale to enhance daily trading volume, increase Prospect's attractiveness to lending institutions, and expand access to investment opportunities, including both individual transactions as well as portfolio purchase opportunities similar to Patriot.

-- Diversification: Prospect will double its number of portfolio companies to over 60 by adding approximately 30 companies located in 13 U.S. states and covering 18 industry sectors.

-- Seniority: 70% of the acquired asset value is in portfolio companies where Patriot has a senior secured position in the capital structure.

-- Private Equity Sponsor Expansion: Patriot has pursued a strategy of lending to middle market private equity sponsors. With this acquisition, Prospect deepens its presence in the sponsor marketplace, building on Prospect's own sponsor business in addition to Prospect's direct lending and controlled buyouts.

-- Low Leverage: On a combined basis, Prospect's debt to equity is expected to be less than 20%.

-- Tax-free: The acquisition is expected to be considered a tax-free reorganization under the Internal Revenue Code.

All amounts set forth herein are estimates subject to change.

"The Patriot acquisition is a perfect example of our previously stated strategy to go on offense in the current opportunity-rich marketplace in which competitors have faltered with overleveraged balance sheets," said M. Grier Eliasek, President of Prospect. "We are pursuing other move-the- needle portfolio opportunities similar to Patriot in addition to continuing our work on individual transactions."

"We are pleased to be completing with Patriot the first of what we hope will be multiple strategically compelling acquisitions to drive superior value to our shareholders," said John F. Barry III, Chief Executive Officer of Prospect. "We would not have signed this agreement but for the creativity, drive, and persistence of Grier Eliasek, and his team, focusing and executing on this wonderful opportunity for Prospect and Patriot. We look forward to having Richard Buckanavage and other Patriot professionals join our team."

Skadden, Arps, Slate, Meagher & Flom LLP served as Prospect's legal counsel in connection with the transaction and related matters.

FBR Capital Markets & Co. served as financial advisor to Patriot in connection with the transaction, and Sutherland Asbill & Brennan LLP served as Patriot's legal counsel in connection with the transaction and related matters.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940 (the "1940 Act"). Prospect is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. Prospect has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect could have an adverse effect on Prospect and its shareholders.

ABOUT PATRIOT CAPITAL FUNDING, INC.

Patriot Capital Funding, Inc. (www.patcapfunding.com) is a specialty finance company primarily providing customized financing solutions to private equity sponsors focused on making investments in small- to mid- sized companies. Patriot Capital Funding typically invests in companies with annual revenues generally ranging from $10 million to $100 million that operate in diverse industry sectors. Investments usually take the form of senior secured loans, junior secured loans, and/or subordinated debt investments -- which may contain equity or equity-related instruments. Patriot Capital Funding also offers "one-stop" financing, which typically includes a revolving credit line, one or more senior term loans and a subordinated debt investment. Patriot Capital Funding also makes equity co- investments of up to $3.0 million.

CAUTIONARY LANGUAGE CONCERNING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements are subject to a number of risks, assumptions and uncertainties that include, but are not limited to risks associated with the acquisition, including (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the transaction due to the failure to obtain the necessary stockholder approval; (iii) the failure to satisfy other conditions to completion of the transaction; and (iv) other risks. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Prospect and Patriot. In connection with the proposed transaction, Prospect plans to file with the SEC a Registration Statement on Form N-14 containing a Joint Proxy Statement/Prospectus and each of Prospect and Patriot plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Patriot. INVESTORS AND SECURITY HOLDERS OF PROSPECT AND PATRIOT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Prospect and Patriot through the web site maintained by the SEC at http://www.sec.gov/. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016, Attention: Brian Oswald, Chief Financial Officer, or by directing a request to Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, Connecticut, Attention: William Alvarez, Chief Financial Officer.

PROXY SOLICITATION

Prospect, Patriot and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Patriot stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Patriot stockholders in connection with the proposed acquisition will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Prospect's executive officers and directors in the prospectus supplement, dated June 30, 2009, to the prospectus dated June 26, 2009, filed with the SEC on July 1, 2009. You can find information about Patriot's executive officers and directors in its definitive proxy statement filed with the SEC on April 28, 2009. You can obtain free copies of these documents from Prospect and Patriot in the manner set forth above.

For additional information, contact:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
(212) 448-9577